UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

April 5, 2018

(Date of earliest event reported)

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor San Mateo, California		94403
(Address of principal executive offices)		(Zip Code)

(650) 577-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On April 5, 2018, the Board of Directors (the “Board”) of WageWorks, Inc. (the “Company”) concluded that the Company’s financial statements for (i) the quarterly and year-to-date periods ended June 30 and September 30, 2016, (ii) the year ended December 31, 2016 and (iii) the quarterly and year-to-date periods ended March 31, June 30 and September 30, 2017 (collectively, the “Non-Reliance Periods”) should be restated and should no longer be relied upon. Further, the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting as of December 31, 2016, should also no longer be relied upon. The determination was made upon the recommendation of the audit committee (the “Audit Committee”) of the Board, as a result of the investigation described below and after consultation with the Company’s independent auditors and management team.

The Audit Committee has been conducting an independent investigation of the Company’s accounting practices, financial statement reporting and internal control over financial reporting for fiscal 2016 and 2017. As previously announced, among other matters, the investigation has included a review of certain issues, including revenue recognition, related to the accounting for a government contract during fiscal 2016 and associated issues with whether there was an open flow of information and appropriate tone at the top for an effective control environment. The Audit Committee has engaged independent professionals to assist its investigation and has been working closely with the Company’s independent auditors throughout the process. Following the conclusion of the investigation, the Company will implement additional remediation measures, as appropriate, to redress any material weaknesses identified by management and the investigation.

As the Company had previously reported, the Company has delayed the filing of its Annual Report on Form 10-K for the period ended December 31, 2017 (the “2017 Form 10-K”). The Company expects to file its 2017 Form 10-K, which will reflect restated results for the year-to-date period ended December 31, 2016, the quarter-to-date periods ended June 30 and September 30, 2016, and the quarter-to-date periods ended March 31, June 30 and September 30, 2017, as soon as practicable.

As previously disclosed in the Form 12b-25 filed on March 2, 2018, the Board, upon recommendation of the Audit Committee, has concluded that the Company has a material weakness in its internal control over financial reporting as of December 31, 2017 related to managing change and assessing risk in the areas of non-routine and complex transactions. As a result of the material weakness, the Board, upon recommendation of the Audit Committee, has concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2017. The Company is in the process of addressing this material weakness. The Company intends to disclose a more detailed description of this weakness, including a plan for remediating this deficiency, in its 2017 Form 10-K. The Audit Committee investigation of accounting and internal control matters is ongoing and may ultimately result in the identification of other accounting issues, further material weaknesses, and/or require the restatement of other Company financial statements for previous periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, KPMG LLP.

Item 2.02, Results of Operations and Financial Condition.

Expected Impact of Restatement

Preliminary indications from the Company’s review are that the necessary adjustments to the Company’s financial statements for fiscal year 2016 are expected to result in an estimated aggregate decrease in revenue (which was previously reported as $364.7 million) in the approximate range of $6.5 million to $9.5 million, an estimated aggregate decrease in net income (which was previously reported as $20.2 million) in the approximate range of $3.5 million to $5.5 million, and an estimated aggregate decrease in the non-GAAP financial measure adjusted EBITDA (which was previously reported as $108.0 million) in the approximate range of $6.0 million to $9.0 million. Although the Company’s review of 2017 is ongoing, the Company has not identified any adjustments to its financial statements that would be expected to cause revenue for fiscal year 2017 to differ materially from the Company’s previous guidance.

The Company has not yet completed its final determination and review of the matters discussed above and, therefore, the amounts described above and the periods to which they relate are preliminary, unaudited estimates that are subject to change. There can be no assurance that the final amounts and adjustments will not differ materially from the estimated amounts described above, or that additional adjustments will not be identified, the impact of which may be material.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company is announcing the following director and officer changes:

Resignation of Joseph L. Jackson as Chief Executive Officer; Appointment of Mr. Jackson as Executive Chairman

On April 5, 2018, Joseph L. Jackson resigned from his position as Chief Executive Officer, effective as of April 5, 2018, and the Board approved the appointment of Mr. Jackson as Executive Chairman of the Company, also effective April 5, 2018. Mr. Jackson’s transition from Chief Executive Officer to Executive Chairman is not the result of any material disagreement with the Company regarding its operations, policies or practices.

Mr. Jackson has served as Chairman of the Board since December 2016, and has served as Chief Executive Officer and as a member of the Board since February 2007. Mr. Jackson is and will remain a full-time employee of the Company. There are no arrangements or understandings between Mr. Jackson and any other persons pursuant to which he was selected as Executive Chairman. There are also no family relationships between Mr. Jackson and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Jackson that are reportable pursuant to Item 404(a) of Regulation S-K.

Effective as of the date of Mr. Jackson’s appointment as Executive Chairman, Mr. Jackson will be paid a base salary at the annualized rate of $575,000, and for each year he is employed with us, he will be eligible to receive a cash bonus at a target amount and dollar amount determined by the compensation committee of the Board (the “Compensation Committee”). For 2018, Mr. Jackson’s annual target bonus amount is $350,000. The actual bonus payable will depend on Mr. Jackson’s performance and the extent to which Mr. Jackson has achieved the performance goals established for him. Mr. Jackson also will be entitled to receive a cash retention bonus of $300,000 if he remains employed with the Company as Executive Chairman in good standing on December 31, 2018. In addition, Mr. Jackson will remain eligible to receive the same severance and change in control benefits as currently in effect and as set forth in the Third Amended and Restated Employment Agreement between the Company and Joseph Jackson dated April 18, 2017, which is filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2017. No changes will be made to the terms applicable to Mr. Jackson’s currently-outstanding Company equity awards, and service-based vesting will continue during the employment period. The Company entered into an amended and restated employment agreement with Mr. Jackson memorializing the terms set forth herein. This agreement has a term that expires on December 31, 2018, but is renewable by mutual agreement of the parties with 30 days advanced notice. If either party fails to renew, this agreement provides that this failure to renew will be treated as an “involuntary termination” without “cause” under the amended and restated employment agreement. If the amended and restated employment agreement is renewed at December 31, 2018 by mutual agreement, this agreement provides that either party in the future may terminate the agreement with 30 days advanced notice, and, except where the agreement is terminated by the company for “cause,” such termination of the agreement will be treated as an “involuntary termination” without “cause” under the amended employment agreement. The foregoing description of Mr. Jackson’s amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Appointment of Edgar O. Montes as Chief Executive Officer and Director

In connection with Mr. Jackson’s resignation from his position as Chief Executive Officer of the Company, the Board approved the appointment of Edgar O. Montes, the Company’s current President and Chief Operating Officer, as President and Chief Executive Officer, effective as of April 5, 2018. Additionally, the Board appointed Mr. Montes to serve as a member of the Board, effective as of April 5, 2018. In connection with Mr. Montes’ appointment to the Board, the Board expanded its size to eight members and appointed Mr. Montes to fill the newly created seat. Mr. Montes will serve as a Class I director, with a term expiring at the Company’s 2019 annual meeting of stockholders. Upon his appointment as President and Chief Executive Officer, effective as of April 5, 2018, Mr. Montes resigned as the Company’s Chief Operating Officer.

Mr. Montes has served as the Company’s President since December 2016 and Chief Operating Officer since December 2012. Prior to his appointment as COO, Mr. Montes held the position of Senior Vice President, Service Delivery Operations since March 2007, and also held the position of Vice President, Operations from November 2006 until March 2007. Prior to joining the Company, Mr. Montes served in various positions with American Express, most recently as Vice President, Customer Service. There are no arrangements or understandings between Mr. Montes and any other persons pursuant to which he was selected as Chief Executive Officer and a member of the Board. There are also no family relationships between Mr. Montes and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Montes that are reportable pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Montes’s appointment as Chief Executive Officer, Mr. Montes will be paid a base salary at the annualized rate of $600,000 and for each year he is employed by us, will be eligible to receive a cash bonus at a target amount and dollar amount determined by the Compensation Committee, but which target amount will not be less than 100% of Mr. Montes’ base salary received during such fiscal year. The actual bonus payable for each fiscal year will be subject to the terms of a written bonus plan and depend on Mr. Montes’ performance and the extent to which Mr. Montes has achieved the performance goals established for him for that year, and such other considerations determined by the Compensation Committee. Mr. Montes will remain eligible to receive the same severance and change in control benefits as currently in effect and as set forth in the Amended and Restated Executive Severance Benefit Agreement dated April 18, 2017, the form of which is filed as Exhibit 10.2 to the Report on Form 8-K filed with the SEC on April 21, 2017 (the “Amended Severance Agreement”). In addition, if, outside the period beginning on the date we execute a definitive agreement for a “change in control” (as defined in the applicable Amended Severance Agreement) and ending on the date that is 24 months following the closing date of such change in control, Mr. Montes has an “involuntary termination,” then, as long as he complies with the conditions for receiving the other severance benefits under the Amended Severance Agreement, he will be entitled to (1) an additional 12 months of vesting for all stock options that are outstanding on the date of his involuntary termination that are subject solely to time-based vesting; and (2) with regard to equity awards that (A) are eligible to vest, in whole or in part, based on the achievement of one or more performance metrics and (B) were granted more than 12 months before his involuntary termination, Mr. Montes will be eligible to vest in each award as to (i) the portion of such award that otherwise would be eligible to vest based on actual achievement of the relevant performance metrics during the full performance period multiplied by (y) a fraction where the numerator is the total number of calendar days between the beginning of the applicable performance period and the date of the involuntary termination and the denominator is the total number of days in the performance period. No other changes will be made to the terms applicable to Mr. Montes’ currently-outstanding Company equity awards. The Company entered into an employment agreement with Mr. Montes memorializing the terms set forth herein. The foregoing description of Mr. Montes’ employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Resignation of Colm M. Callan as Chief Financial Officer

On April 5, 2018, Colm M. Callan resigned from his position as Chief Financial Officer of the Company, effective as of April 5, 2018. Mr. Callan’s resignation as Chief Financial Officer is not the result of any material disagreement with the Company regarding its operations, policies or practices. Mr. Callan is and will remain employed with the Company for ninety (90) days following his resignation date set forth above to effect a seamless transition to the incoming Interim Chief Financial Officer, which role is expected to be filled in the near future.

During this transition period, Mr. Callan will continue to receive his base salary, vest in his Company equity awards in accordance with their terms in effect as of the transition date, and be eligible to participate in the then-available Company employee benefit programs in accordance with their terms. In addition, in the event that Mr. Callan remains employed through the end of the transition period, he will receive a lump sum cash payment of $180,000. If Mr. Callan’s employment is terminated by the Company other than for “cause,” prior to the end of the transition period, he will receive the base salary amount that he otherwise would have received had he been employed with the Company through the end of the transition period, the transition bonus described in the preceding sentence, and the vesting of his Company equity awards will be deemed to be the same as if he had been employed with the Company through the end of the transition period. On his termination date, (i) he will be eligible to receive the severance and other benefits payable on an involuntary termination pursuant to his existing Amended and Restated Executive Severance Benefit Agreement dated April 18, 2017, the form of which is filed as Exhibit 10.2 to the Report on Form 8-K filed with the SEC on April 21, 2017 (the “Callan Amended Severance Agreement”), (ii) he will be eligible to vest in the portion of his performance restricted stock unit grant dated February 18, 2015, that otherwise becomes eligible to vest based on actual achievement of the applicable performance metrics as determined by the Compensation Committee, (iii) if the Company has not yet filed a registration statement on Form S-8 with the SEC (the “S-8 Filing”) as of the termination date, the exercise period of his then-vested and outstanding stock options shall be extended until the later of (x) 90 days following the termination date or (y) 30 days following the S-8 Filing date, in all cases, subject to earlier termination in connection with a change in control or similar event in accordance with the applicable equity plan, and (iv) 100% of the then-unvested portion of his restricted stock units granted and stock options, in each case, granted on September 2, 2014, will fully vest and, in the case of stock options, become immediately exercisable. The receipt of the payments and benefits described in the previous sentence is subject to Mr. Callan not being terminated by the Company for “cause,” satisfying the other conditions for severance under the Callan Amended Severance Agreement, and signing and not revoking a supplemental release of claims with the Company. The Company entered into a transition services agreement and release with Mr. Callan in connection with his transition memorializing the terms set forth herein. The foregoing description of Mr. Callan’s transition services agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Resignation of Kimberly L. Wilford as Senior Vice President, General Counsel and Corporate Secretary

On April 5, 2018, Kimberly L. Wilford resigned from her position as Senior Vice President, General Counsel and Corporate Secretary of the Company, effective as of April 5, 2018. Ms. Wilford’s resignation as Senior Vice President, General Counsel and Corporate Secretary is not the result of any material disagreement with the Company regarding its operations, policies or practices. Ms. Wilford is and will remain with the Company for ninety (90) days following her resignation date set forth above to effect a seamless transition.

During this transition period, Ms. Wilford will continue to receive her base salary, vest in her Company equity awards in accordance with their terms in effect as of the transition date, and be eligible to participate in the then-available Company employee benefit programs in accordance with their terms. In addition, in the event that Ms. Wilford remains employed through the end of the transition period, she will receive a lump sum cash payment of $160,000. If Ms. Wilford’s employment is terminated by the Company other than for “cause,” prior to the end of the transition period, she will receive the base salary amount that she otherwise would have received had she been employed with the Company through the end of the transition period, the transition bonus described in the preceding sentence, and the vesting of her Company equity awards will be deemed to be the same as if she had been employed with the Company through the end of the transition period. On her termination date, (i) she will be eligible to receive the severance and other benefits payable on an involuntary termination pursuant to her existing Amended and Restated Executive Severance Benefit Agreement dated April 18, 2017, the form of which is filed as Exhibit 10.2 to the Report on Form 8-K filed with the SEC on April 21, 2017 (the “Wilford Amended Severance Agreement”), (ii) she will be eligible to vest in the portion of her performance restricted stock unit grant dated February 18, 2015, that otherwise becomes eligible to vest based on actual achievement of the applicable performance metrics as determined by the Compensation Committee, and (iii) if the S-8 Filing has not occurred as of the termination date, the exercise period of her then-vested and outstanding stock options shall be extended until the later of (x) 90 days following the termination date or (y) 30 days following the S-8 Filing date, in all cases, subject to earlier termination in connection with a change in control or similar event in accordance with the applicable equity plan. The receipt of the payments and benefits described in the previous sentence is subject to Ms. Wilford not being terminated by the Company for “cause,” satisfying the other conditions for severance under the Wilford Amended Severance Agreement, and signing and not revoking a supplemental release of claims with the Company. The Company entered into a transition services agreement and release with Ms. Wilford in connection with her transition memorializing the terms set forth herein. The foregoing description of Ms. Wilford’s transition services agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Non-GAAP Financial Information

To supplement the financial information the Company presents on a GAAP basis, the Company provides adjusted EBITDA as a non-GAAP financial measure. Adjusted EBITDA is intended to focus on what management believes to be its ongoing business operations. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes interest income, interest expense, income tax provision, depreciation, amortization and change in contingent consideration, stock-based compensation and employee termination and other charges, and adjusted EBITDA, which excludes such information, in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should, consider adjusted EBITDA in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA fiscal year 2016 is set forth below. Investors are also encouraged to review the Company’s full financial results for the Non-Reliance Periods and for the fourth quarter and fiscal year 2017 when the 2017 Form 10-K is filed with the SEC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	Year Ended December 31, 2016
	As Previously Reported	Low	High
GAAP net income	$20.2	$14.7	$16.7
Interest income	(0.4)	(0.4)	(0.4)
Interest expense	2.2	2.2	2.2
Income tax provision	12.0	8.8	9.5
Depreciation	8.5	8.5	8.5
Amortization and change in contingent consideration	34.1	34.1	34.1
Stock-based compensation expense	30.3	30.0	30.3
Employee termination and other charges	1.1	1.1	1.1

Adjusted EBITDA	$108.0	$99.0	$102.0

Cautionary Statement Concerning Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to, the risks and uncertainties that the Company’s review of the matters described above is ongoing and the amounts at issue and the periods to which they relate have not been definitively determined; the amounts described above and the periods to which they relate are preliminary, unaudited estimates that are subject to change; the final amounts and adjustments may differ materially from the estimated amounts described above; additional adjustments may be identified, the impact of which may be material; the Company’s review of the matters described above may take longer to complete than currently anticipated; the Company’s financial results for the Non-Reliance Periods to be included in the 2017 Form 10-K may take longer to prepare than currently anticipated; the Company may take longer to file its 2017 Form 10-K than anticipated; the Company has received a non-compliance letter from the NYSE regarding the Company’s failure to timely file its 2017 Form 10-K; the Company may receive a non-compliance letter from the NYSE regarding the Company’s announcement of non-reliance upon its financial statements for the Non-Reliance Periods or regarding the necessity to file the 2017 Form 10-K; the NYSE may initiate delisting proceedings as a result of either of the aforementioned instances of non-compliance, which could result in the Company’s common stock being delisted by the NYSE; and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description of Exhibits

99.1	Registrant’s press release dated April 5, 2018*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

WageWorks, Inc.

Dated: April 5, 2018	By:	/s/ Edgar O. Montes
Name: Edgar O. Montes Title: Chief Executive Officer